UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2020

BMC STOCK HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-36050	26-4687975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Falls of Neuse Road, Suite 400

Raleigh, North Carolina 27609

(Address of Principal Executive Offices) (Zip Code)

(919) 431-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BMCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 26, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among BMC Stock Holdings, Inc., a Delaware corporation (“BMC”), Builders FirstSource, Inc., a Delaware corporation (“Builders FirstSource”), and Boston Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Builders FirstSource (“Merger Sub”). On January 1, 2021, pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub merged with and into BMC, with BMC continuing as the surviving corporation and a wholly owned subsidiary of Builders FirstSource (the “Merger”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on December 31, 2020, all obligations under that certain Third Amended and Restated Senior Secured Credit Agreement dated as of May 31, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BMC, the lenders party thereto, and Wells Fargo Capital Finance, LLC, as agent, were repaid in full. The Credit Agreement was terminated effective January 1, 2021.

Also in connection with the completion of the Merger, as previously disclosed, on December 7, 2020, BMC caused to be issued a conditional notice of redemption for all of the outstanding 5.50% Senior Secured Notes due 2024 (the “Notes”) issued by BMC East, LLC (the “Notes Issuer”) under the Indenture, dated as of September 15, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Notes Issuer, the guarantors party thereto from time to time, and Wilmington Trust, National Association, as trustee and notes collateral agent, governing the Notes, providing that the Notes Issuer intends to conditionally redeem all outstanding aggregate principal amount of the Notes on January 4, 2021, subject to and conditioned upon the completion of the Merger. On January 4, 2021, following deposit of the redemption amount and other applicable amounts with the trustee, the obligations of BMC and the Notes Issuer under the Indenture and the Notes will be paid in full and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger on January 1, 2021 (the “Effective Time”), each issued and outstanding share of BMC common stock, par value $0.01 per share (the “BMC Common Stock”), was automatically converted into the right to receive 1.3125 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Builders FirstSource (the “BLDR Common Stock”). No fractional shares of BLDR Common Stock were issued in the Merger, and holders of shares of BMC Common Stock are entitled to receive cash in lieu of any such fractional shares.

Each outstanding BMC stock option held by an individual who was, as of immediately prior to the Effective Time, an employee or other service provider of BMC or its subsidiaries became, at the Effective Time, an option to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) applicable to each such BMC stock option as of immediately prior to the Effective Time, shares of BLDR Common Stock, with the number of shares subject to such option and the exercise price adjusted by the Exchange Ratio. Each outstanding BMC stock option held by an individual who was not, as of immediately prior to the Effective Time, an employee or other service provider of BMC or its subsidiaries was cancelled and converted at the Effective Time into the right to receive cash in an amount equal to the product of (i) the number of shares of BMC Common Stock subject to such BMC stock option as of immediately prior to the Effective Time and (ii) the excess, if any, of the average closing market value of 1.3125 shares of BLDR Common Stock for the ten trading days ending one trading day preceding January 1, 2021, over the applicable exercise price per share of such BMC stock option, subject to applicable withholding taxes. Each outstanding BMC time-based and performance-based restricted stock unit vested at the Effective Time and settled in a number of shares of BLDR Common Stock equal to the number of shares of BMC Common Stock otherwise issuable upon settlement of such BMC restricted stock unit (assuming target level of performance for performance-based awards), multiplied by the Exchange Ratio, and subject to applicable withholding taxes.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.01. The Merger Agreement is incorporated by reference to provide security holders with information regarding its terms. It is not intended to provide any other factual information about BMC, Builders FirstSource, or their respective subsidiaries or affiliates. The Merger Agreement contains representations, warranties, and covenants by each of the parties to the Merger Agreement. These representations, warranties, and covenants were made solely for the benefit of the other parties to the Merger Agreement, are subject to limitations agreed upon by the parties, and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders, and (iii) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, security holders should not rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of BMC or any other party to the Merger Agreement. Moreover, information concerning the subject matter of representations and warranties may have changed after the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in BMC’s public disclosures.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, on January 1, 2021, BMC notified the Nasdaq Stock Market LLC (the “Nasdaq”) that the Merger had completed and requested that the Nasdaq (i) suspend trading of the BMC Common Stock on the Nasdaq, (ii) withdraw the BMC Common Stock from listing on the Nasdaq and (iii) file with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to delist the BMC Common Stock from the Nasdaq and deregister the BMC Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the BMC Common Stock will no longer be listed on the Nasdaq.

Additionally, BMC intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the deregistration of the BMC Common Stock under Section 12(g) of the Exchange Act and the suspension of BMC’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, stockholders of BMC immediately prior to the completion of the Merger ceased to have any rights as stockholders of BMC other than the right to receive the merger consideration in accordance with the Merger Agreement. The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the completion of the Merger, a change in control of BMC occurred, and BMC became a direct, wholly-owned subsidiary of Builders FirstSource. The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As of the Effective Time, all of BMC’s directors ceased serving as directors of BMC. Pursuant to the Merger Agreement, from and after the Effective Time, Messrs. M. Chad Crow and Peter Jackson, the directors of Merger Sub immediately prior to the Effective Time, became the directors of BMC as the surviving corporation in the Merger.

As previously disclosed, on August 26, 2020, in connection with the parties’ entrance into the Merger Agreement, BMC and Builders FirstSource entered into an Amended and Restated Employment Agreement with David E. Flitman (the “Flitman Employment Agreement”), which became effective at the Effective Time and supersedes in all respects Mr. Flitman’s prior employment agreement with BMC, dated as of August 23, 2018 (the “Prior Employment Agreement”). BMC is party to the Flitman Employment Agreement solely for purposes of the agreement that the Prior Employment Agreement would terminate effective as of the Effective Time. The foregoing description of the Flitman Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Flitman Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger, at the Effective Time, BMC’s certificate of incorporation and bylaws were amended and restated in their entirety in accordance with the terms of the Merger Agreement. The foregoing description of BMC’s third amended and restated certificate of incorporation and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of BMC’s third amended and restated certificate of incorporation and amended and restated bylaws, which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On December 31, 2020, BMC completed its previously announced acquisition of substantially all of the assets of TWP Enterprises, Inc., a Maryland corporation.

Item 9.01	Financial Statements and Exhibits.

(d)     The following Exhibits are filed herewith.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 26, 2020, by and among BMC Stock Holdings, Inc., Builders FirstSource, Inc. and Boston Merger Sub I Inc. (incorporated by reference to Exhibit 2.1 to BMC’s Current Report on Form 8-K filed with the SEC on August 27, 2020).

3.1	Third Amended and Restated Certificate of Incorporation of BMC Stock Holdings, Inc., effective as of the Effective Time.

3.2	Amended and Restated Bylaws of BMC Stock Holdings, Inc., effective as of the Effective Time.

10.1	Amended and Restated Employment Agreement, dated as of August 26, 2020, between David E. Flitman, Builders FirstSource, Inc., and BMC Stock Holdings, Inc. (incorporated by reference to Exhibit 10.1 to BMC’s Current Report on Form 8-K filed with the SEC on August 27, 2020).

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.
(Registrant)

Date: January 4, 2021	By:	/s/ Timothy D. Johnson
(Signature)

	Name:	Timothy D. Johnson
	Title:	Executive Vice President, General Counsel and Corporate Secretary